EXHIBIT 3

Name of Reporting Person	Number of Shares (Direct) (5)		Number of Shares (Indirect)		Percent of Class Beneficially Owned (1)
Mayfield IX, L.P., a Delaware Limited Partnership	1,233,844	(2)	-0-		5.7%

Mayfield IX Management, L.L.C., a Delaware Limited Liability Company	-0-		1,233,844	(2)	5.7%

Mayfield Associates Fund III, L.P., a California Limited Partnership	64,940	(3)	-0-		0.3%

Mayfield VIII Management, L.L.C., a Delaware Limited Liability Company	-0-		64,940	(3)	0.3%

Yogen K. Dalal	-0-		1,298,784	(4)(5)	6.1%

F. Gibson Myers, Jr.	-0-		1,298,784	(4)(5)	6.1%

Kevin A. Fong	-0-		1,298,784	(4)(5)	6.1%

William D. Unger	-0-		1,298,784	(4)(5)	6.1%

Wendell G. Van Auken, III	-0-		1,298,784	(4)(5)	6.1%

A. Grant Heidrich, III	-0-		1,298,784	(4)(5)	6.1%

Total	1,298,784				6.1%

(1)	The respective percentages set forth in this column were obtained by dividing the number of shares by the aggregate number of shares outstanding as reported in the Issuer’s Form 10-Q for the period ended September 30, 2005.
(2)	Represents shares held directly by Mayfield IX, L.P., of which Mayfield IX Management, L.L.C. is the sole General Partner.
(3)	Represents shares held directly by Mayfield Associates Fund III, L.P., of which Mayfield VIII Management, L.L.C. is the sole General Partner.
(4)	Includes shares held directly by Mayfield IX, L.P. and Mayfield Associates Fund III, L.P. The individual Reporting Persons listed are the Managing Directors of Mayfield IX Management, L.L.C., which is the sole general partner of Mayfield IX, and the Managing Directors of Mayfield VIII Management, L.L.C., which is the sole general partner of Mayfield Associates Fund III, L.P. The individual Reporting Persons may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield IX Management, L.L.C., Mayfield IX, L.P., Mayfield VIII Management, L.L.C. and Mayfield Associates Fund III, L.P., but disclaim such beneficial ownership.
(5)	Each individual Reporting Person expressly disclaims that he or she is the beneficial owner of any shares which are held by any other individual Reporting Person in his or her individual capacity.